Exhibit 10.1

CONFIDENTIAL

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT WERE OMITTED AND REPLACED WITH “[***]”. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECRETARY OF THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934.

API SUPPLY AGREEMENT

by and between

AMARIN PHARMACEUTICALS IRELAND LTD.

and

EQUATEQ LIMITED

Dated as of May 25, 2011

API SUPPLY AGREEMENT

THIS API SUPPLY AGREEMENT (this “Agreement”) is entered into and dated as of the 25th day of May, 2011 (the “Effective Date”) by and between Amarin Pharmaceuticals Ireland Ltd., a corporation organized under the laws of Ireland and having its principal office at First Floor, Block 3, The Oval, Shelbourne Road, Ballsbridge, Dublin 4, Ireland (“Amarin”), and Equateq Limited, a company incorporated in England with registered number [5507387] and with its registered office at Lion House, Red Lion Street, London, WC1R 4GB but with its principal offices at Callanish, Isle of Lewis, HS2 9ED (“Equateq”). Amarin and Equateq are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS

WHEREAS, Amarin is engaged in the research, development and commercialization of proprietary pharmaceutical products;

WHEREAS, Equateq is a company that has developed substantial expertise in manufacturing polyunsaturated fatty acids, including ethyl-EPA, for use in nutritional supplement and pharmaceutical products;

WHEREAS, the Parties desire to enter into a supply agreement pursuant to which Equateq will manufacture a certain active pharmaceutical ingredient for Amarin.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

Article I

Definitions

“Adverse Event” has the meaning in Section 6.7 of this Agreement.

“Affiliate” means a corporation or non-corporate business entity that, directly or indirectly, controls, is controlled by, or is under common control with the Person specified, for so long as such control continues. An entity will be regarded as in control of another entity if: (a) it owns, directly or indirectly, at least 50% of the voting securities or capital stock of such entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (b) it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

“Agreement” has the meaning in the preamble of this Agreement.

“Amarin” has the meaning in the preamble of this Agreement.

“Amarin Competitors” mean the entities listed in Schedule 3.7, and any successor in interest to such entities.

“Amarin Confidential Information” has the meaning provided in Section 13.1 of this Agreement.

“Amarin Data” means any and all data and information, in any form, relating to: (a) the business of Amarin; (b) licensees, customers and suppliers (other than Equateq) of Amarin; (c) the Product and the development and manufacture thereof (excluding Equateq’s data and information related to the API); and (d) the API Specifications.

“Amarin Intellectual Property” means any and all Intellectual Property that is (i) owned, licensed or controlled by Amarin or Amarin Affiliates as of the Effective Date, or (ii) developed or acquired by Amarin or Amarin Affiliates after the Effective Date.

“API” means [***].

“API Price” has the meaning provided in Section 4.1(d) of this Agreement.

“API Price Adjustment Methodology” has the meaning provided in Section 4.1(d)(vi) of this Agreement.

“API Shipping Qualification” has the meaning provided in Section 4.5(a) of this Agreement.

“API Specifications” mean all specifications set forth on Schedule 5.1 to this Agreement.

“Audit Representatives” has the meaning provided in Section 9.2 of this Agreement.

“Calendar Quarter” means each three (3) month period beginning each January 1, April 1, July 1 and October 1 during the Term. The initial Calendar Quarter shall begin on the Effective Date and end on June 30, 2011, and the last Calendar Quarter shall end on the expiration or earlier termination date of the Term.

“Calendar Year” means each twelve (12) month period beginning each January 1 during the Term. The initial Calendar Year shall begin on the Effective Date and end on December 31, 2011, and the last Calendar Year shall begin on January 1 of the last year of the Term and end on the expiration or earlier termination date of the Term.

“Certificate of Analysis” means a document identified as such and provided by Equateq to Amarin in the form set forth in Schedule 6.2 that (i) sets forth the analytical test results for a specified lot of API shipped to Amarin or its designee hereunder and includes a certified quality control protocol, (ii) states that such API is in conformance with the Drug Application and API Specifications, and (iii) states that such API is manufactured in accordance with the API Specifications, Legal Requirements, cGMPs, all other regulatory documents.

“Certificates” has the meaning provided in Section 6.2 of this Agreement.

“Change of Control” means any proposed transaction or series of transactions which shall result in:

(a) in the case of Equateq (i) any party other than Equateq, or an entity that is an Affiliate of Equateq as of the Effective Date, owning the Facility, (ii) direct or indirect ownership of more than fifty percent (50%) of the voting stock or assets of Equateq or an Affiliate that controls Equateq being owned by Persons who are not shareholders of Equateq or the Affiliate that controls Equateq as of the Effective Date, or (iii) the merger of Equateq with or into a Third Party in a transaction in which Equateq is not the surviving or acquiring party; and

(b) in the case of Amarin (i) direct or indirect ownership of more than fifty percent (50%) of the voting stock or assets of Amarin or an Affiliate that controls Amarin being owned by Persons who are not shareholders of Amarin or the Affiliate that controls Amarin as of the Effective Date, or (iii) the merger of Amarin with or into a Third Party in a transaction in which Amarin is not the surviving or acquiring party.

“Commercial API” has the meaning provided in Section 4.1(d)(iv) of this Agreement.

“Commercial Launch Forecast” has the meaning provided in Section 3.4(a) of this Agreement.

“Commercial Validation Batches” has the meaning provided in Section 3.2(c) of this Agreement.

“Confidential Information” has the meaning provided in Section 13.3 of this Agreement.

“Consent” means any consent, authorization, permit, certificate, license or approval of, exemption by, or filing or registration with, any Governmental Body or other Person.

“Compound” means ethyl ester of eicosapentaenoic acid and/or DHA ethyl ester.

“Current Good Manufacturing Practices” or “cGMPs” means all applicable standards relating to manufacturing practices for intermediates, active pharmaceutical ingredients or finished pharmaceutical products, including without limitation (i) the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 210 and 211, The Rules Governing Medicinal Products in the European Community, Volume IV Good Manufacturing Practice for Medicinal Products, and Q7A Good Manufacturing Practice Guidance For Active Pharmaceutical Ingredients (ICH Q7A), (ii) the principles promulgated by any applicable Governmental Body having jurisdiction over the manufacture of the API, in the form of laws, rules, or regulations, and (iii) the principles promulgated by any applicable Governmental Body having jurisdiction over the manufacture of the API, in the form of guidance documents (including but not limited to advisory opinions, compliance policy guides and guidelines), which guidance documents are being implemented within the pharmaceutical manufacturing industry for such products; in each case as in effect at the Effective Date and as amended, promulgated or accepted by any applicable Governmental Body from time to time during the Term.

“Days” (whether or not the word is capitalized) means, except where specified otherwise, calendar days.

“Development Plan” has the meaning provided in Section 2.1 of this Agreement.

“Development Fees” has the meaning provided in Section 4.1(b) of this Agreement.

“DMFs” has the meaning provided in Section 7.4 of this Agreement.

“Drug Application” means the New Drug Application filed with the FDA for the Product, including, without limitation, any supplements thereto, any product license or any equivalent drug application or similar pharmaceutical product approval for the Product administered by any foreign Governmental Body, or supplement, extension or renewal of any of the foregoing.

“Effective Date” has the meaning in the preamble of this Agreement.

“Equateq” has the meaning in the preamble of this Agreement.

“Equateq Confidential Information” has the meaning provided in Section 13.2 of this Agreement.

“Equateq Data” means all data and information, in any form, relating to: (a) the business of Equateq; (b) licensees, customers (other than Amarin) and suppliers of Equateq; and (c) the API and the development and manufacture thereof.

“Equateq Intellectual Property” means (i) all Intellectual Property owned or licensed by Equateq as of the Effective Date, and (ii) all Intellectual Property relating to the manufacture of API and solely developed or acquired by Equateq after the Effective Date that does not relate to the Product or the development or manufacture of the Product, except that Intellectual Property developed by Equateq related to the API shall be included in Equateq Intellectual Property.

“Europe” means the member states from time to time of the [***].

“Expanded Manufacturing Process” has the meaning set forth in Section 2.2 of this Agreement.

“Expansion” has the meaning set forth in Section 2.2 of this Agreement.

“Expansion Plan” has the meaning set forth in Section 2.2 of this Agreement.

“Facility” means Equateq’s manufacturing facility located at [***], or such other facility as agreed in writing by the Parties.

“FDA” means the United States Food and Drug Administration, or any successor agency thereof.

“Force Majeure Event” has the meaning provided in Section 14.1 of this Agreement.

“Fourth Minimum Purchase Requirement” has the meaning set forth in Section 3.3(d) of this Agreement.

“Governmental Body” means any nation or government, any state, province, or other political subdivision thereof, any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions, or any division of the FDA (as applicable) and any other applicable counterpart agency or foreign equivalent that administers the Legal Requirements.

“Indemnified Party” has the meaning provided in Section 11.3 of this Agreement.

“Indemnifying Party” has the meaning provided in Section 11.3 of this Agreement.

“Inflammatory Cardiovascular Disease” means atherosclerosis, acute coronary syndrome, vasculitis and other inflammatory cardiovascular diseases.

“Initial Minimum Purchase Requirement” has the meaning provided in Section 3.3(a) of this Agreement.

“Initial Term” has the meaning provided in Section 15.1 of this Agreement.

“Intellectual Property” means (i) patents, patent rights, provisional patent applications, patent applications, design rights, registered designs, registered design applications, industrial designs, industrial design applications and industrial design registrations, including any and all divisions, continuations, continuations-in-part, extensions, restorations, substitutions, renewals, registrations, revalidations, reexaminations, reissues or additions, including supplementary certificates of protection, of or to any of the foregoing items; (ii) copyrights, copyright registrations, copyright applications, original works of authorship fixed in any tangible medium of expression, including literary works (including all forms and types of computer software, including all source code, object code, firmware, development tools, files, records and data, and all documentation related to any of the foregoing), musical, dramatic, pictorial, graphic and sculptured works; (iii) trade secrets, technology, developments, discoveries and improvements, know-how, proprietary rights, formulae, confidential and proprietary information, technical information, techniques, inventions, designs, drawings, procedures, processes, models, formulations, manuals and systems, whether or not patentable or copyrightable, including all biological, chemical, biochemical, toxicological, pharmacological and metabolic material and information and data relating thereto and formulation, clinical, analytical and stability information and data which have actual or potential commercial value and are not available in the public domain; (iv) trademarks, trademark registrations, trademark applications, service marks, service mark registrations, service mark applications, business marks, brand names, trade names, trade dress, names, logos and slogans, internet domain names, and all goodwill associated therewith; (v) database right, and (vi) all other intellectual property or proprietary rights worldwide, in each case whether or not subject to statutory registration or protection.

“Legal Requirements” means any and all local, municipal, state, provincial, federal and international laws, statutes, ordinances, rules, or regulations now or hereafter enacted or promulgated by any Governmental Body within Europe and North America applicable to the development, approval, manufacture, sale, shipment or licensing of any pharmaceutical products, ingredients for inclusion therein, or any aspect thereof, and the obligations of Equateq or Amarin, as the context requires, under this Agreement, including, without limitation, applicable laws, statutes, ordinances, rules and regulations of Scotland, as well as the United States Federal Food, Drug and Cosmetic Act, as amended, and the rules and regulations promulgated thereunder.

“Losses” means, collectively, any and all claims, liabilities, damages, losses, costs, expenses, including reasonable fees and disbursements of counsel and any consultants or experts and expenses of investigation, obligations, liens, assessments, judgments, fines and penalties imposed upon or incurred by an Indemnified Party.

“Metabolic Disease” means diabetes or metabolic syndrome.

“Minimum Purchase Requirements” has the meaning provided in Section 3.3(d) of this Agreement.

“[***] Forecast” has the meaning provided in Section 3.4(b) of this Agreement.

“Nonconformity” has the meaning provided in Section 6.4(a) of this Agreement.

“Nonconforming API” means API that is subject to a Nonconformity.

“North America” means the [***].

“Original NDA” means the original New Drug Application filed with the FDA for the product incorporating API from a source other than Equateq.

“Party” and “Parties” have the meanings given such terms, respectively, in the preamble of this Agreement.

“Person” means any individual, corporation, company, partnership, trust, incorporated or unincorporated association, joint venture or other entity of any kind.

“Product” means finished pharmaceutical product currently known as AMR101 that incorporates the API supplied by Equateq.

“Proposed Opportunity” has the meaning provided in Section 3.7(b) of this Agreement.

“Purchase Orders” has the meaning provided in Section 3.5 of this Agreement.

“Quality Agreement” means the agreement identified in Section 5.6 of this Agreement.

“Registration/Stability Batches” has the meaning provided in Section 3.2(b) of this Agreement.

“Sample Product” means Product packaged and labeled by Amarin or a Third Party as samples intended to be distributed at no charge to physicians and intended for further distribution, at no charge, to patients.

“Secondary Supplier” has the meaning set forth in Section 3.5 of this Agreement.

“Second Minimum Purchase Requirement” has the meaning set forth in Section 3.3(b) of this Agreement.

“Shipment Date” means the date specified by Equateq that Equateq shall ship the API in accordance with this Agreement.

“Shipping Validation” means a documented test related to the shipment that demonstrates with a high degree of assurance that a specific process will meet its pre-determined acceptance criteria.

“Subcontractor” means any Third Party that performs any of Equateq’s obligations under this Agreement on Equateq’s behalf with the written consent of Amarin.

“Technical Batches” has the meaning provided in Section 3.2(a) of this Agreement.

“Term” has the meaning provided in Section 15.1 of this Agreement.

“Third Minimum Purchase Requirement” has the meaning set forth in Section 3.3(c) of this Agreement.

“Third Party” means any Person other than the Parties or their respective Affiliates.

“Third Party Materials” means (i) all raw materials, components, work-in-process and other ingredients required to manufacture the API, and (ii) all packaging materials used in the manufacture, storage and shipment of the API.

“Third Party Materials Payment” has the meaning provided in Section 4.1(c) of this Agreement.

“Third Party Materials Payment Refund” has the meaning provided in Section 4.1(c) of this Agreement.

“Third Party Supplier” means any Third Party that provides to Equateq any Third Party Materials for any API produced under this Agreement.

“Upfront Commitment Payment” has the meaning provided in Section 4.1(a) of this Agreement.

Article II

Initial Regulatory Activities and Expansion

2.1 Development Plan. Equateq will execute and complete all DMF preparation, analytical methods and validation, testing and other regulatory activities required for DMF and Drug Application filing as well as registration stability activities, all as will be detailed in a development plan substantially in the form of the draft attached at Schedule 2.1 (the “Development Plan”) and subject to Section 7.4. The Parties agree to finalize the Development Plan within [***] after the Effective Date. Equateq and Amarin shall develop a validation protocol to the extent not covered in Schedule 2.1 as soon as practicable, and Equateq shall deliver a final report to Amarin.

2.2 Expansion. Equateq shall expand its capacity to manufacture API such that it can manufacture Amarin each [***] no less than [***] of API (the “Expansion”). Equateq shall use commercially reasonable efforts to complete the Expansion within [***] after the Effective Date, but in no event shall Equateq complete the Expansion later than [***] after the Effective Date. The Expansion shall be completed, including the validation of the manufacturing process as expanded (the “Expanded Manufacturing Process”), in accordance with a plan to be developed by Equateq and submitted to Amarin within [***] after the Effective Date, which plan shall include [***] (the “Expansion Plan”). A summary of what the Expansion Plan will contain is set forth in Schedule 2.2. Amarin shall be entitled to make comments and suggestions on the Expansion Plan to Equateq but responsibility for the Expansion Plan and its implementation shall rest with Equateq.

2.3 Security Interest. To secure the timely shipment of the Minimum Purchase Requirements and/or payment of the Third Party Materials Payment Refund, if applicable, Equateq shall grant to Amarin a floating charge over the Third Party Materials owned by Equateq up to [***] and which value shall be reduced by [***] such that when the total API Price for such API shipped reaches $[***] (or if this Agreement terminates early, upon Equateq’s fulfillment of its remaining payment obligations hereunder and delivery of API required to be delivered by Equateq in respect of an obligation arising prior to termination hereunder) the floating charge shall be fully discharged. Equateq covenants that until the floating charge is released in accordance with this Section 2.3, Equateq will [***]. Equateq agrees to sign and deliver one or more instruments as Amarin may from time to time require to comply with applicable law to preserve, protect and enforce the security interest of Amarin and to pay all costs of filing such statements or instruments. In the event Equateq fails to comply with the obligations pursuant to the preceding sentence, Equateq hereby authorizes Amarin to file such instruments without the signature of Equateq in such form and in such filing offices as Amarin reasonably determines appropriate to perfect the security interests of Amarin under this Agreement.

2.4 Communication.

(a) Equateq will provide process progress reports to Amarin with respect to its progress on the Development Plan and Expansion no less frequently than monthly, which reports shall include, for example, details related to construction, equipment installation and process implementation.

(b) Equateq and Amarin shall participate in project teleconferences with Amarin as reasonably requested by Amarin to successfully complete the Development Plan and Expansion. During the performance of the Development Plan and Expansion, Equateq will accommodate in person technical meetings at the Facility and technical inspections as reasonably requested by Amarin.

Article III

Sale and Purchase of API

3.1 General. Subject to the terms and conditions of this Agreement, Equateq agrees to manufacture API at the Facility for sale to Amarin. Equateq may manufacture API for sale to Amarin at locations other than the Facility only with the prior written consent of Amarin. For the avoidance of doubt, the Parties agree that this Agreement does not obligate Amarin to purchase all of its requirements of the API from Equateq, nor does it obligate Amarin to purchase any particular volumes of API from Equateq except as expressly set forth herein. Amarin retains the right to engage or appoint additional suppliers and contract manufacturers from time to time in its sole discretion.

3.2 Supply of Pre-Commercial Batches.

(a) Equateq shall supply to Amarin upon Amarin’s issuance of Purchase Orders [***] technical batches of [***] each (the “Technical Batches”). Equateq shall ship the Technical Batches in accordance with the schedule set forth in the Development Plan. Equateq will confirm a ship date within [***] of receiving a Purchase Order; provided, however, that Equateq shall not be entitled to reject Shipment Dates that are consistent with the Development Plan. Each Technical Batch shall be [***].

(b) Equateq shall supply to Amarin upon Amarin’s issuance of Purchase Orders [***] registration and stability batches of [***] each (the “Registration/Stability Batches”). Equateq shall ship the Registration/Stability Batches in accordance with, and within [***] of the issuance of, the Purchase Orders, which Purchase Orders will be submitted in accordance with the Development Plan. Each Registration/Stability Batch shall be [***].

(c) Equateq shall supply to Amarin upon Amarin’s issuance of a Purchase Order [***] commercial validation batches manufactured using the Expanded Manufacturing Process (together with the batches to be supplied pursuant to Section 3.2(d), the “Commercial Validation Batches”) of [***] each. Equateq shall ship such Commercial Validation Batches in accordance with, and within [***] of the issuance of, the Purchase Order.

(d) Equateq shall supply to Amarin upon Amarin’s issuance of a Purchase Order [***] Commercial Validation Batches manufactured using the Expanded Manufacturing Process of [***] each. Equateq shall ship such Commercial Validation Batches in accordance with the Development Plan. Equateq shall ship such Commercial Validation Batches in accordance with, and within [***] of the issuance of, the Purchase Order.

3.3 Minimum Purchase Requirements.

(a) Within [***] of Equateq’s supply of API meeting the requirements of this Agreement in accordance with Section 3.2 and, provided [***], Amarin agrees to purchase from Equateq, and Equateq agrees to supply to Amarin, [***] of API (the “Initial Minimum Purchase Requirement”).

(b) Within [***] of Equateq’s completion of the shipment of the Initial Minimum Purchase Requirement, Amarin agrees to purchase from Equateq, and Equateq agrees to supply to Amarin, [***] of API (the “Second Minimum Purchase Requirement”).

(c) Within [***] of Equateq’s completion of the shipment of the Second Minimum Purchase Requirement, Amarin agrees to purchase from Equateq, and Equateq agrees to supply to Amarin, [***] of API (the “Third Minimum Purchase Requirement”).

(d) Within [***] of Equateq’s completion of the shipment of the Third Minimum Purchase Requirement, Amarin agrees to purchase from Equateq, and Equateq agrees to supply to Amarin, [***] of API (the “Fourth Minimum Purchase Requirement,” and, together with the Initial Minimum Purchase Requirement, Second Minimum Purchase Requirement, and Third Minimum Purchase Requirement, the “Minimum Purchase Requirements”).

(e) The Minimum Purchase Requirements shall be ordered [***] over the period of the relevant [***] and in accordance with the forecasts provided pursuant to Section 3.4.

(f) For the avoidance of doubt, the Minimum Purchase Requirement shall be Amarin’s sole purchase requirement under this Agreement, save to the extent that Amarin agrees to make further purchases through the [***] Forecasts under Section 3.4 or otherwise by agreement with Equateq.

(g) If Equateq ships Nonconforming API intended to be incorporated into Product for commercial sale pursuant to [***] Purchase Orders in any [***] period, but for the avoidance of doubt excluding any API supplied pursuant to Section 3.2 or Section 4.1(e), Amarin shall be relieved of purchasing the Minimum Purchase Requirement applicable to such time period.

3.4 Forecasts.

(a) Not later than [***] following [***], Amarin shall provide Equateq with [***], nonbinding forecast of the quantity of API Amarin projects it may purchase from Equateq beginning [***] prior to the anticipated commercial launch of the Product (the “Commercial Launch Forecast”).

(b) Not later than [***] after [***], Amarin shall, on a [***] basis, provide Equateq with a [***] rolling forecast of the quantity Amarin intends to order during each [***] (each such forecast referred to herein as a “[***] Forecast”). The forecast amount for the first [***] of the [***] Forecast shall be binding on both Parties. The forecast amounts for the remaining [***] of each [***] Forecast, i.e., [***], shall be non-binding forecast amounts. The [***] Forecast shall identify any quantity of API required for Sample Product for each [***] in accordance with Section 4.1(e), which quantity, prior to the completion of the Minimum Purchase Obligations, shall not exceed [***] of the quantity of API required for the relevant [***] if Option A applies, [***] if Option B applies or [***] if Option C applies; and which quantity, after the completion of the Minimum Purchase Obligations, shall not exceed [***] of the quantity of API required for the relevant [***]. Equateq shall not be obligated to supply API in excess of the binding forecast amounts contained in the [***] Forecasts and in no event shall Equateq be obligated to manufacture in any [***] more than the Facility’s annual capacity divided by [***].

3.5 Purchase Orders. Amarin shall deliver to Equateq one or more purchase orders (“Purchase Orders”) for the aggregate API volumes in each binding portion of a [***] Forecast. Each Purchase Order shall specify the volumes of API ordered, which shall be consistent with the binding portion of the [***] Forecast, the Shipment Date and the destination for shipment of the API. The Purchase Orders may be delivered electronically or by other means to such location as Equateq shall designate. Equateq shall ship such API on the Shipment Date specified by Amarin; provided, however that the Shipment Date is no less than [***] after the date of the submission of the Purchase Order. In the event that Equateq shall not be able to ship API by the Shipment Date specified in a Purchase Order, Equateq shall notify Amarin promptly in writing upon discovery of its inability to comply with the terms of this Section 3.5; provided, however, that such notification shall not relieve Equateq of any liability for failure to ship on such Shipment Date. In addition, Equateq will take such actions as may be reasonably requested by Amarin to minimize the damage to Amarin caused by Equateq’s inability to fulfill the terms of a Purchase Order. To the extent that (i) Equateq is or will be unable to supply Amarin with substantially the full quantity of API ordered in a Purchase Order on or before the applicable Shipment Date and is unable to provide an alternative Shipment Date which is acceptable to Amarin, acting reasonably in all the circumstances, and (ii) Amarin engages a Third Party (a “Secondary Supplier”) to supply such API, Equateq shall, in addition to any other remedies available to Amarin, reimburse Amarin for the difference in price paid to the Secondary Supplier for such API and the API Price provided that such difference shall not exceed [***] of the then current API Price that Equateq is charging Amarin for API.

3.6 Accommodations. From time to time, Amarin may deliver to Equateq a Purchase Order for API volumes in excess of those specified in any binding portion of a [***] Forecast. Equateq shall use commercially reasonable efforts, but shall not be obligated, to provide Amarin with all such ordered API volume.

3.7 Supply Covenants.

(a) In recognition of Amarin’s commitments under this Agreement (i) Equateq shall not export, sell or distribute a pharmaceutical product incorporating Compound having an EPA purity level equal to or greater than [***] by weight and/or a DHA level of less than [***] by weight that [***], (ii) Equateq shall not export, sell or distribute Compound having an EPA purity level equal to or greater than [***] by weight and/or a DHA level of less than [***] by weight to any Third Party that exports, sells or distributes a pharmaceutical product incorporating such Compound that [***], (iii) Equateq shall not export, sell or distribute a non-prescription nutritional supplement product incorporating Compound having an EPA purity level equal to or greater than [***] by weight and/or a DHA level of less than [***] by weight for use in [***], (iv) Equateq shall not export, sell or distribute Compound having an EPA purity level equal to or greater than [***] by weight and/or a DHA level of less than [***] by weight to any Third Party for use in [***], (v) Equateq shall not export, sell or distribute Compound to any Third Party that [***], as reasonably determined by Amarin and Equateq, and (vi) in the event Amarin purchases [***] or more of Equateq’s [***] capacity in any [***], Equateq shall not export, sell or distribute Compound to [***] and Equateq shall not export, sell or distribute any product [***], in each case having a purity level of pure ethyl ester of eicosapentaenoic acid equal to or greater than [***] by weight, in the immediately succeeding [***]. For the avoidance of doubt, this provision does not limit Equateq’s ability to [***].

(b) Before Equateq (i) exports, sells or distributes in [***] any pharmaceutical product incorporating Compound having an EPA purity level equal to or greater than [***] by weight that has an indication [***] having an EPA purity level equal to or greater than [***] by weight, or (ii) exports, sells or distributes such Compound to a Third Party that exports, sells or distributes in [***] any pharmaceutical product incorporating such Compound that has an indication [***] having an EPA purity level equal to or greater than [***] by weight (in either case, the “Proposed Opportunity”), then, subject to confidentiality restrictions, Equateq shall provide written notice to Amarin describing the Proposed Opportunity in reasonable detail and shall give Amarin an opportunity within the commercial constraints of the Proposed Opportunity to discuss and, if Amarin wishes, to negotiate in good faith potential terms for Amarin to participate in the Proposed Opportunity in place of the said Third Party.

(c) This Section 3.7 shall expire in the event Amarin does not (i) order at least [***] in the first full Calendar Year following [***] in which Amarin completes the purchase of the Initial Minimum Purchase Requirement, or (ii) order at least [***] of API from Equateq in any full Calendar Year during the Term (or shorter period if this Agreement is earlier terminated) thereafter. For the final Calendar Year of the Term where that is a shorter period because this Agreement is earlier terminated this [***] threshold shall be pro rated for such period.

3.8 Amarin shall only use the API supplied by Equateq for or in connection with the manufacture of the Product and shall not sell, distribute, export or otherwise supply or deal in the API other than by way of a Product incorporating the API.

3.9 Meetings. Unless otherwise mutually agreed, the Parties shall meet or otherwise communicate no less than [***] to discuss the forecasts delivered by Amarin pursuant to this Agreement and other matters relevant to the supply of API hereunder. Equateq shall accommodate technical meetings as requested by Amarin. At Amarin’s request, such meetings shall take place at the Facility.

Article IV

Financial Matters

4.1 Payments.

(a) Upfront Commitment Payment. Amarin shall make a one time payment to Equateq of one million dollars ($1,000,000) (the “Upfront Commitment Payment”) within five (5) Days of the Effective Date. Equateq shall notify Amarin when the financing to perform its obligations under this Agreement is in place, which notification shall describe the financing terms with a reasonable level of detail and in the absence of notice of objection from Amarin within [***] of Equateq’s notification it shall be deemed accepted by Amarin. In the event Equateq has not, in Amarin’s reasonable determination after good faith consultation with Equateq, raised sufficient capital to perform its obligations under this Agreement within [***] after the Effective Date, Amarin shall give notice to Equateq of that determination forthwith and Equateq shall refund the Upfront Commitment Payment to Amarin upon written request and whereupon this Agreement shall terminate automatically.

(b) Development Plan Fees. Amarin shall pay to Equateq the fees for the performance of the Development Plan as set forth in Schedule 2.1 (the “Development Fees”); provided, however, that the Development Fees shall not exceed five hundred thousand dollars ($500,000) unless Amarin requests Equateq to perform additional activities or services not within the scope of Schedule 2.1. Any activities or services not included within the scope of Schedule 2.1 or the Development Plan must be agreed to by both Parties in the form of written change order signed by both Parties. Upon the finalization of the Development Plan pursuant to Section 2.1, if the scope of activities has narrowed or broadened, the parties shall mutually agree upon any corresponding adjustment to the costs. With respect to each stage of the Development Plan identified therein, Amarin shall pay [***] of the Development Fees designated for such stage within [***] of receipt of invoice issued upon the initiation of such phase, and [***] of the Development Fees designated for such stage within [***] of receipt of invoice issued upon the completion of such stage.

(c) Starting Material Payment. Amarin shall pay to Equateq five million dollars ($5,000,000) for the sole purpose of Equateq purchasing Third Party Materials as follows (the “Third Party Materials Payment”):

(i) [***] upon [***];

(ii) [***] upon [***].

The Third Party Materials Payment will be applied as a credit against the API Price for the Initial Minimum Purchase Requirement.

In the event the Expansion is not completed or the Expanded Manufacturing Process is not validated and operational within [***] after the Effective Date and there is no reasonable prospect of it being so completed or validated and operational as appropriate within a further [***], or if the Expansion is not completed or the Expanded Manufacturing Process is not validated and operational within [***] after the Effective Date, or in either case such longer period where the additional time is reasonably required by Equateq as a result of scheduling or other delays by the FDA beyond the reasonable control of Equateq, Equateq shall refund within [***] the Third Party Materials Payment to Amarin (the “Third Party Materials Payment Refund”).

In the event that Amarin does not [***] without prejudice to any other rights or remedies hereunder, Equateq shall have the right to [***]. Equateq shall be entitled to [***] except for the [***]. Equateq shall promptly pay to Amarin up to the [***]. Equateq shall keep complete and accurate records related to its purchase of Third Party Materials with the Third Party Materials Payment and the [***] of such Third Party Materials. Such records may be inspected by Amarin in accordance with Section 9.2.

(d) API Price. The price for API (the “API Price”) shall be as set forth in this Section 4.1(d).

(i) The API Price for the Technical Batches and Registration/Stability Batches shall be [***].

(ii) The API Price for the Commercial Validation Batches shall be [***].

(iii) The API Price for the Initial Minimum Purchase Requirement shall be [***].

(iv) The API Price for Second Minimum Purchase Requirement, Third Minimum Purchase Requirement, Fourth Minimum Purchase Requirement and additional quantities of API purchase by Amarin after the purchase of the Minimum Purchase Requirements (“Commercial API”) shall be $[***], as adjusted from time to time in accordance with Section 4.1(d)(vi).

(v) Prior to the end of each [***], the Parties will meet to (A) discuss Amarin’s projected, non-binding demand forecast requirements for the next [***], and (B) [***], consistent with the API Price adjustment mechanism set forth in Section 4.1(d)(vi).

(vi) From time to time, but in no event more than [***] during a [***] (including any adjustment made in accordance with Section 4.1(d)(v), above), the API Price for the Second Minimum Purchase Requirement, the Third Minimum Purchase Requirement, the Fourth Minimum Purchase Requirement and future Commercial API shall be adjusted by changes in the prices payable by Equateq for [***]. API Price adjustments made pursuant to this Section 4.1(d)(vi) shall be calculated using the methodology in substantially the same form as set forth in Schedule 4.1(d)(vi) attached hereto (the “API Price Adjustment Methodology”). A duly authorised officer of Equateq shall provide Amarin with a written certification of any proposed adjustment and, if requested by Amarin, Equateq shall also provide written verification from its auditors of that certification. Subject to the [***] per [***] limitation, either Party may request in writing the application of the foregoing API Price adjustment to the then-current API Price. The API Price, as adjusted, will become effective for all purchases made during and after the [***] immediately following the [***] that such adjustment was determined. For the avoidance of doubt, this Section 4.1(d)(vi) does not apply to the API Price for the Initial Minimum Purchase Requirement.

(vii) Amarin will have the right, during regular business hours and upon reasonable advance notice, to have such books and records of Equateq which document any API Price adjustment described in (vi) above, audited by an independent auditor reasonably acceptable to both parties no more than [***] time per [***] so as to verify such API Price adjustment provided that such auditor shall only be required (and permitted) to disclose whether the API Price adjustment described in (vi) above is correct and consistent with the API Price Adjustment Methodology, and if it is not correct the amount that such auditor determines is the correct API Price adjustment by reference to (vi) above. Such audit may cover the [***] preceding the date of the request for such audit and may not cover any other [***]; provided, however that Amarin may exercise its audit right in respect of a given [***]. Such audit right shall continue for [***]. The auditor will undertake pursuant to terms reasonably acceptable to Equateq to keep confidential any information obtained during such audit. The cost of such audit will be borne by Amarin; however, if as a result of such audit, it is determined that the API Price paid by Amarin during the audited period is greater than or equal to [***] more than the amount it should have paid during the audited period, the reasonable cost of the audit will be borne by Equateq. Within [***] after both Parties have received a copy of an audit report, Equateq or Amarin, as appropriate, will compensate the other Party for payment errors or omissions revealed by the audit.

(e) Sample Product. Notwithstanding anything to the contrary in this Section 4.1, Equateq will sell API that is incorporated into Sample Product to Amarin at [***] of the API Price applicable at that time subject to the terms of either Option A, B or C set forth in this Section 4.1(e) with respect to the time period prior to the [***]. Prior to [***], Amarin shall select either Option A, B or C in writing, which Option shall apply until the [***]. In any case, the quantities purchased in accordance with this Section 4.1(e) shall be in addition to the applicable Minimum Purchase Requirement, if any, to be purchased by Amarin. This Section 4.1(e) shall terminate upon the early termination of Section 3.7 in accordance with Section 3.7(c).

OPTION A

Such price shall apply for volumes of such purchases up to [***] of [***] made during a [***]. For the avoidance of doubt, the Minimum Purchase Requirements shall not be increased from the quantities set forth in Section 3.3 if Amarin selects OPTION A.

OPTION B

(i) For time periods associated with the Minimum Purchase Requirements, such price shall apply for volumes of such purchases up to [***] of the applicable Minimum Purchase Requirement for such time period.

(ii) In the event Amarin selects OPTION B, each of the Initial Minimum Purchase Requirement, Second Minimum Purchase Requirement, Third Minimum Purchase Requirement and Fourth Minimum Purchase Requirement shall be increased by [***] (i.e. the Initial Minimum Purchase Requirement would be [***], the Second Minimum Purchase Requirement would be [***], and each of the Third Minimum Purchase Requirement and Fourth Minimum Purchase Requirement would be [***]).

OPTION C

(i) For time periods associated with the Minimum Purchase Requirements, such price shall apply for volumes of such purchases up to [***] of the applicable Minimum Purchase Requirement for such time period.

(ii) In the event Amarin selects OPTION C, each of the Initial Minimum Purchase Requirement, Second Minimum Purchase Requirement Third Minimum Purchase Requirement and Fourth Minimum Purchase Requirement shall be increased by [***] (i.e. the Initial Minimum Purchase Requirement would be [***], the Second Minimum Purchase Requirement would be [***], and each of the Third Minimum Purchase Requirement and Fourth Minimum Purchase Requirement would be [***]).

Upon completion of the [***], such price shall apply for volumes of such purchases up to [***] of all purchases made during a [***].

4.2 Invoices. Equateq shall invoice Amarin for API on the date of shipment and payment will be net [***] days from the date of receipt of the invoice by Amarin or its designee pursuant to Section 4.5(a). All invoices shall include the following: (i) ‘Invoice’ written on the top of the document, (ii) the date of the invoice, (iii) the number of the Purchase Order, (iv) an invoice number, (v) the quantity of API, (vi) the total amount being invoiced, and (vii) a reference to this Agreement, and shall be submitted to:

Amarin Pharmaceuticals Ireland Ltd.

c/o Amarin Pharma, Inc.

12 Roosevelt Avenue, 3rd Floor

Mystic, CT, USA 06355

Facsimile: 860 572-4940

Attention: Accounts Payable

Email: [***]

4.3 Payment. Payments for API invoiced consistent with Section 4.2 above and except where expressed to the contrary any other payments from Amarin to Equateq or from Equateq to Amarin arising under this Agreement shall be due [***] from the date of receipt of invoice. If payment of an invoice is not made in full by the due date and such invoice is not being disputed in good faith, the Party issuing the invoice shall, without prejudice to any other rights or remedies, have the right to:

(a) in the case of Equateq as the issuing Party, [***];

(b) in the case of Amarin as the issuing Party, [***]; and

(c) charge the delinquent Party interest (both before and after any judgment) on the amount unpaid at the rate of [***].

4.4 Payment Denominations. The Initial Payment, Development Fees, Third Party Materials Payment, the API Price, all invoiced amounts and all other payments to be made under this Agreement shall be in [***].

4.5 Shipment; Title; Transport.

(a) General. All API shall be shipped [***] (as defined in INCOTERMS 2010). Equateq shall insure each shipment in a manner reasonably acceptable to Amarin at Amarin’s expense. The Parties shall develop and execute a Shipping Qualification for API that defines API shipping container and method of transportation (the “API Shipping Qualification”). The API Shipping Qualification must satisfy the Shipping Validation provided that Equateq shall not be obliged to pay any shipment costs in excess of those costs which are necessary for compliance with Equateq’s customary shipping procedures but both parties will discuss in good faith at Amarin’s request the allocation of any such additional costs. Equateq shall package the API for shipment (including but not limited to containers, packaging, container closure systems and labeling) in accordance with the API Specifications, the API Shipping Qualification and its customary practices therefore. All shipments of API by Equateq’s shall be processed in accordance with API Shipping Qualification and Equateq standard operating procedures and otherwise consistent with cGMP practices. Equateq shall include the following with each shipment of the API: (i) the Purchase Order number; (ii) the lot and batch numbers; (iii) the quantity of the API; (iv) the Certificates, as applicable; and (v) such customs and other export documentation as is necessary or appropriate.

(b) Title/Risk of Loss. Title to and risk of loss for any API shall pass from Equateq to Amarin when such API is [***]; provided, however, that nothing in this Article IV shall in any manner limit Amarin’s rights under Article VI. If API is rejected by Amarin after shipment under this Agreement, and such API is to be returned to Equateq, then title to and risk of loss for such rejected API shall pass from Amarin to Equateq when such API is [***].

(c) Single Order. To the extent possible, API which is purchased in a single order shall be shipped by Equateq in a single shipment, unless Amarin directs that such API should be shipped to more than one location.

(d) Shelf Life. The API shall have a minimum shelf life of [***] as of the applicable Shipment Date, conditional upon Amarin complying with Equateq’s reasonable recommendations from time to time to as to the conditions of storage of API by Amarin and in any event with all applicable opinions, policies, guidelines and practices in the pharmaceutical industry for the storage and handling of the API (or equivalents) by Amarin. The minimum shelf life set forth in the immediately preceding sentence is based on existing stability data. In the event future stability data justifies a longer shelf life, the Parties agree to discuss in good faith an extended minimum shelf life as of the applicable Shipment Date. Equateq shall ship API to the destination designated by Amarin within [***] of the manufacture date.

4.6 Taxes.

(a) Each Party shall pay and otherwise be responsible for all applicable duties, charges, sales taxes, VAT, goods, services, transfer and other taxes for which it is responsible pursuant to this Agreement or the Legal Requirements.

(b) Any income or other tax that one Party is required by the Legal Requirements to withhold and pay on behalf of the other Party with respect to amounts payable under this Agreement shall be deducted from said amounts prior to payment to the other Party; provided, however, that in regard to any tax so deducted, the Party making the withholding shall give or cause to be given to the other Party such assistance as may reasonably be necessary to enable that other Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Party on whose behalf amounts were withheld, proper evidence of the taxes paid on its behalf. Each Party shall comply with reasonable requests of the other Party to take any proper actions that may minimize any withholding obligation.

Article V

Manufacture of API

5.1 General. Equateq shall manufacture, test, package, store, handle, label, release and deliver all API in accordance with the applicable Drug Applications, API Specifications, cGMPs, Legal Requirements, this Agreement and the Quality Agreement.

5.2 API Specification Changes.

(a) Amarin Requested Changes. Amarin shall be entitled to change the API Specifications from time to time and, upon consent of Equateq, which shall not be unreasonably withheld or delayed, Equateq shall make all revisions to the API Specifications requested by Amarin, but reserves the right to adjust the API Price to the extent the changes to the API Specifications cause an increase or decrease in Equateq’s cost of purchase of goods, manufacture, testing, packaging, storing, handling, releasing and shipping of API; provided, however, that the Parties shall endeavour to agree to any adjustment in API Price using good faith efforts prior to the implementation of revision to the API Specification and in the absence of such agreement Amarin may either accept the price adjustment as notified by Equateq or retract the request for a revision to the API Specifications. Amarin retains the right and responsibility for final approval of the API Specifications prior to implementation. Except to the extent Amarin-requested changes are generally applicable to the Facility or Equateq’s manufacture of other products or as otherwise provided in Section 5.2(c) below, Amarin shall pay Equateq the documented reasonable amounts incurred in implementing a change to the API Specifications requested by Amarin under this Section 5.2(a). For all changes to the API Specifications requested by Amarin pursuant to this Section 5.2, Amarin shall, in its discretion, either (i) perform, or arrange for the performance of, all development work in connection therewith, or (ii) have Equateq perform such development work at the Facility. For clarity, Amarin shall not have the right to access Equateq Intellectual Property or the Facility for purposes of performing development work pursuant to (i) in the immediately preceding sentence. At the request of Amarin, Equateq shall evaluate the estimated costs and timing of potential revisions to the API Specifications. Equateq agrees to use commercially reasonable efforts to minimize its costs associated with any API Specification change.

(b) Equateq Changes. Equateq shall not make any revisions to (i) the API Specifications, (ii) the manufacturing process which are likely to impact the process validation or cause a required change to the DMF, or (iii) Third Party Suppliers not approved by Amarin, in each case, without prior written consent of Amarin, such consent not to be unreasonably withheld or delayed. With respect to revisions to the manufacturing process which are not likely to impact the process validation or cause a required change to the DMF and to Third Party Suppliers that are approved by Amarin, Equateq shall provide advance written notice. If the Parties implement a change in the API Specifications or the manufacturing process under this Section 5.2, they shall negotiate any changes in any affected Purchase Order to provide reasonable accommodation for changed circumstances. The costs of revisions requested by Equateq under this Section 5.2(b) shall be borne by Equateq without any increase in the API Price.

(c) Changes Mandated by Legal Requirements. Notwithstanding anything in subsections (a) and (b) of this Section 5.2 to the contrary, (i) Equateq shall implement all changes to the API Specifications intended to maintain compliance with Legal Requirements, to bring the API Specifications into compliance with Legal Requirements or to accommodate the demands or requests of any Governmental Body; and (ii) if such changes are directly applicable to the API or the Product, Amarin shall bear the expense of any of such changes; and (iii) if the changes are generally applicable to the Facility or Equateq’s manufacture of other products, Equateq shall bear the expense of any of such changes.

5.3 Storage and Handling Obligations. When storing and handling API, Third Party Materials, Nonconforming API, or API-derived wastes, Equateq shall comply with, and shall maintain all storage facilities in compliance with, the API Specifications, cGMPs, and Legal Requirements.

5.4 Validations and Stability Studies.

(a) Process Validation for Improved Manufacturing Processes. Equateq acknowledges that Amarin or Equateq may from time to time pursue strategies and efficiencies for improving the manufacturing processes for the API. Amarin may propose to implement a manufacturing process improvement that Amarin reasonably believes in good faith will result in a significant cost savings in the manufacture of the API. If the Parties agree to implement such changes, Equateq will use commercially reasonable efforts to establish and validate as soon as practical such manufacturing process improvement following consultation with and written agreement from Amarin.

(b) General. Without limiting the foregoing, Equateq shall perform at no additional cost to Amarin on an on-going basis all stability studies required by the applicable Drug Applications, the API Specifications, cGMPs or Legal Requirements in connection with the regular course of manufacturing the API for commercial supply.

(c) Duties. In performing its duties under this Section 5.4, Equateq shall perform the following tasks:

(i) pull, store and analyze data and maintain a database containing applicable information in accordance with cGMPs and ICH Guidelines;

(ii) notify Amarin’s head of regulatory affairs, or his or her designee, promptly, but within not more than [***] and best efforts to inform within [***], if any batch of API fails any stability tests;

(iii) report to Amarin’s head of head of regulatory affairs, or his or her designee, promptly, but within not more than [***] and best efforts to inform within [***], any significant atypical results, deviations or adverse trends exhibited during testing; and

(iv) without limiting the foregoing, Equateq shall establish a stability program that collects no less than [***] data. Equateq shall consult with Amarin with respect to the details of the stability program, including stability container requirements.

(d) Product Review Meetings. The Parties will meet regularly for the purpose of reviewing such matters related to manufacturing of the API, including discussing strategies for improving the API manufacturing processes.

5.5 Third Party Materials.

(a) General. Equateq shall be responsible for procuring, inspecting, testing and releasing adequate Third Party Materials as necessary to meet a Purchase Order. Equateq will obtain Third Party Materials for API produced under this Agreement only from Third Party Suppliers named in the API Specifications and agreed by the Parties, where applicable, from

Third Party Suppliers who are cGMP-compliant and compliant with all Legal Requirements. Equateq shall perform all testing of Third Party Materials required by the applicable API Specifications, cGMP, Legal Requirements, this Agreement and the Quality Agreement. For the avoidance of doubt, (i) all Third Party Materials shall comply in all respects with all Legal Requirements, and (ii) Equateq’s Third Party Supplier of crude starting materials shall only use starting materials from Third Parties that are compliant in all respect with all Legal Requirements. Without limiting any of the foregoing, Equateq shall have in place and shall follow a qualification program for Third Party Suppliers reasonably acceptable to Amarin. In the event the Parties disagree whether a Third Party Supplier, Third Party Supplies or starting materials used by a Third Party Supplier of crude starting materials are compliant in all respects with all Legal Requirements, the Parties shall submit the dispute to a Third Party consultant reasonably acceptable to both Parties that is an expert in compliance with the Legal Requirements, including without limitation, cGMP. If the Parties are unable to agree on a Third Party consultant, each Party shall nominate a Third Party consultant that is an expert in compliance with the Legal Requirements, and those two (2) consultants shall nominate the Third Party consultant who shall decide the issue. The decision of the Third Party consultant shall be binding on the Parties, absent manifest error. The fees chargeable by the Third Party consultant(s) shall be paid by the non-prevailing Party.

(b) Audits. Equateq shall be responsible for qualifying all Third Party Suppliers and periodically performing audits of each Third Party Supplier that provides key Third Party Materials, including as specified by Amarin, to be used in the manufacture of the API and shall provide copies of reports prepared in connection with any such audit within [***] of the audit’s completion.

(c) Materials Certifications. Equateq shall prepare or cause to be prepared by its Third Party Suppliers all certifications as to any Third Party Materials required by cGMPs or Legal Requirements.

5.6 Quality Agreement. The Parties shall use commercially reasonable efforts to enter into a Quality Agreement within [***] after the Effective Date (the “Quality Agreement”). In the event of a conflict between any of the provisions of this Agreement and the Quality Agreement, the provisions of this Agreement shall govern.

5.7 Compliance Standards. Equateq is solely responsible for the safety and health of its employees, consultants and visitors and compliance with all Legal Requirements related to health, safety and the environment, including, without limitation, providing its employees, consultants and visitors with all required information and training concerning any potential hazards involved in the manufacture, packaging, storage and supply of the API and taking any precautionary measures to protect its employees from any such hazards. Equateq shall ensure that all health, safety and environmental issues are handled by qualified professionals. In addition, Equateq shall comply with all applicable environmental rules, regulations, and statutes in connection with the disposal of waste generated by Equateq in connection with the manufacture of the API.

Article VI

Testing and Quality Assurance

6.1 Quality Assurance; Quality Control; Retains.

(a) Equateq shall implement and perform operating procedures and controls for sampling, stability, release and other testing of Third Party Materials and API, and for validation, documentation and release of the API and such other quality assurance and quality control procedures as required by the API Specifications, cGMPs, Legal Requirements, this Agreement and the Quality Agreement.

(b) Equateq shall maintain for a period of time required by Legal Requirement, but in no event less than [***] after the expiration date of such API such quantities of the API from each batch of the API as are sufficient to conduct [***] testings of the API in accordance with this Agreement.

6.2 Testing of API. Prior to release of the API, Equateq shall test the API in accordance with the testing procedures described in the (i) applicable Drug Applications, (ii) API Specifications, (iii) cGMPs, (iv) Legal Requirements, (v) those procedures and in-plant quality control checks applicable to any products manufactured by Equateq, and (vi) such other methods and procedures as Amarin shall reasonably determine from time to time. Equateq shall provide Amarin with a copy of the records pertaining to such testing if requested subject to the overriding condition that nothing in this Agreement shall oblige Equateq to disclose its batch records in whole or in part to Amarin; provided, however, that redacted batch records may be reviewed by Amarin as part of any audit subject to and in accordance with Section 9.2. Additionally, Equateq shall provide Amarin with a Certificate of Analysis and/or any other certificate required by any applicable Governmental Body for release of API (collectively, the “Certificates”) for each batch of API. Amarin shall be under no obligation to accept any shipment of API without the accompanying Certificates.

6.3 Amarin Holds, Rejections and Revocation of Acceptance.

(a) General. Amarin may test or cause to be tested the API in accordance with Amarin’s customary procedures but in any event forthwith upon receipt of any API. At Amarin’s request, Equateq shall provide appropriate analytical reference standards for such testing to Amarin or its designee. Amarin shall promptly notify Equateq (i) of Amarin’s placing any API on hold for further investigation of a Nonconformity (as described below in Section 6.4) or reasonably suspected Nonconformity, or (ii) of Amarin’s rejection or revocation of acceptance of any batch (or part thereof) of any API. Amarin’s notice shall state the basis for the hold, rejection or revocation together with such further information as Equateq may reasonably request.

(b) Independent Testing. If the Parties disagree as to whether API subject to hold, rejection or revocation is subject to a Nonconformity, Equateq’s and Amarin’s respective designees shall confer to review samples and/or redacted batch records (redacted subject to and in accordance with Section 9.2), as appropriate. If the disagreement is not resolved within [***], then samples, such redacted batch records and other data relating to the shipment in dispute shall promptly be submitted for testing and evaluation to a qualified independent Third Party mutually agreed between the Parties (including a testing laboratory qualified to perform such testing using validated methods) approved in writing by the Parties. The findings of such independent Third Party shall be binding on the Parties, absent manifest error. The expenses incurred by the Parties for the testing and evaluation by the Third Party shall be borne by Equateq unless Amarin has claimed that the API is subject to (or is suspected of being subject to) a Nonconformity and the API in question is ultimately found not to be Nonconforming API, in which case the said expenses shall be borne by Amarin. In the event that either Party disagrees with the responsibility for expenses the matter shall be determined by the said independent Third Party.

(c) Interim Replacement. During the pendency of any dispute concerning whether API is subject to a Nonconformity, Equateq shall replace the shipment under dispute, at the request of Amarin, subject to Equateq’s capacity limitations, but otherwise the provisions of this Agreement shall apply to such replacement API in all other respects.

6.4 Nonconformity.

(a) Nonconformity. If either Party becomes aware or has a reasonable basis to believe that any shipment of API may have a Nonconformity, at any time regardless of the status of Equateq’s testing and quality assurance activities, such Party shall notify the other Party in writing within [***] of becoming aware of a Nonconformity. “Nonconformity” means a product characteristic that (i) results from Equateq’s failure to manufacture, test, package, store, label, release or ship API in accordance with the API Specifications, cGMPs, Legal Requirements, this Agreement or the Quality Agreement, (ii) causes any API to fail to conform to the API Specifications, cGMPs or Legal Requirements, or (iii) constitutes an adulteration. In the event of a Nonconformity or reasonably suspected Nonconformity, the Parties shall immediately conduct an investigation in accordance with Section 6.8 below and, until resolution of the investigation, handle the API as provided in Section 6.4(b) below.

(b) API That May Be Subject to a Nonconformity. Any batch or shipment of API that reasonably may be suspected to be subject to a Nonconformity shall be handled as follows:

(i) Such API held in inventory at Equateq shall be placed on “Hold” and shall not be shipped to Amarin or its designee, unless directed otherwise by Amarin;

(ii) Any such API shipped to Amarin or its designee and held in stock as API or Product by Amarin or its designee shall maintain a “hold” or “unpassed” status, and shall not be released into passed inventory of Amarin or its designee until the Parties have completed any investigations pursuant to Section 6.8 and Amarin has approved the disposition of the API in writing; and

(iii) Payment for such API whether shipped or unshipped shall [***].

Upon learning of a Nonconformity, Amarin shall have the right to [***].

6.5 Quantitative Deficiencies. In the event Amarin determines there is a quantitative deficiency in any shipment, with respect to the API volumes indicated on the applicable Purchase Order(s), Amarin may: (i) pay only for actual quantities shipped; and (ii) require Equateq to rectify any such deficiency by shipping the appropriate quantities of API to or as directed by Amarin, in which case Amarin shall be obligated to pay for any such additional quantities pursuant to the terms and conditions of this Agreement. Equateq shall use commercially reasonable efforts to rectify any such deficiency, and shall ship such additional quantities of API as soon as possible.

6.6 Product Complaints. Any and all complaints of which Equateq becomes aware relating to the Product shall promptly be forwarded to Amarin’s head of regulatory affairs, or his or her designee. Without limiting the foregoing, Equateq shall forward any such complaint that might be associated with an Adverse Event (as defined in Section 6.7) no later than [***] following its receipt. Amarin shall no later than [***] inform Equateq of any and all complaints that Amarin receives which implicate Equateq’s manufacturing or other processes at the Facility. Notification shall be given by telephone, with an email or facsimile confirmation immediately following.

6.7 Adverse Events. For the purposes of this Agreement, “Adverse Event” shall mean any adverse event associated with the use of the Product in humans, whether or not considered drug-related, including but not limited to “adverse event” as defined in ICH guidelines. Equateq shall notify Amarin’s head of regulatory affairs, or any successor department specified by Amarin, as soon as possible, but no later than [***] following its receipt, of information concerning a possible Adverse Event. Notification shall be given by telephone, with a facsimile or email confirmation immediately following. Equateq shall provide to Amarin all the information Equateq has available concerning the

Adverse Event and shall cooperate fully with any investigation conducted or directed by Amarin as set forth in Section 6.8 below. Amarin shall within no later than [***] following its receipt of information concerning a possible Adverse Event inform Equateq of such Adverse Event and shall disclose to Equateq any information Amarin has regarding that Adverse Event, the potential implications for the Product in the market-place and whether or not such Adverse Event implicates Equateq’s manufacturing or other processes at the Facility. Notification shall be given by telephone, with a facsimile or email confirmation immediately following.

6.8 Investigations; Equateq’s Obligations.

(a) General. The Parties shall investigate all reports of Nonconformity, Product complaints and Adverse Events. The Parties shall act promptly and shall cooperate fully in such investigations.

(b) Direction. Amarin shall have the sole right, in its discretion, to control and direct any or all aspects of an investigation conducted under this Section 6.8. Amarin shall advise Equateq, and to the extent practicable, consult with Equateq in good faith, from time to time throughout such investigation of Amarin’s intentions regarding control and direction of the investigation.

(c) Equateq’s Assistance. Upon written request by Amarin, Equateq shall provide all reasonably requested testing, assistance and information to Amarin in connection with an investigation of any Nonconformity, Product complaint or Adverse Event, including chemical/microbial analysis of complaint samples (if available), analysis of retained samples and review of batch documentation (redacted subject to and in accordance with Section 9.2). Equateq shall have the right to conduct at its own expense any further tests it deems appropriate regarding such investigation provided that it shall share the results with Amarin.

(d) Reporting. Equateq shall provide to Amarin (i) [***], and [***]. Any final report regarding a Nonconformity shall be submitted by Equateq within thirty (30) Days of the notification regarding that Nonconformity given under Section 6.4 above. Amarin shall provide to Equateq a written report of [***]. Each Party shall hold all communications related to such investigation, testing or other requested assistance under this Section 6.8 in confidence, and those communications shall be subject to the terms of Article XIII hereof.

(e) Costs of Investigations. Equateq shall reimburse Amarin for [***] incurred by Amarin in connection with [***] and in any other event Amarin shall reimburse Equateq for [***] incurred by Equateq in connection with [***].

6.9 Certain Product Events.

(a) Notification and Cooperation. In the event Amarin shall be required (or shall voluntarily decide) to initiate a recall, withdrawal or field correction of, field alert report or comparable report with respect to, Product, Amarin shall notify Equateq’s authorized quality assurance officer, and Equateq shall fully cooperate with Amarin to implement the same.

(b) Coordination of Efforts. In the event Equateq becomes aware of information that may warrant Amarin taking any action with respect to any Product, Equateq shall immediately provide the Amarin head of regulatory affairs such information. The Parties shall cooperate with each other in determining the necessity and nature of such action; provided, however, that Equateq shall take no action to effect the same without the written concurrence of Amarin.

(c) Contacts and Statements. With respect to any recall, withdrawal, field correction, field alert report or comparable report with respect to Product, Amarin or its designee shall make all contacts with the applicable Governmental Body and shall be responsible for coordinating all of the necessary activities in connection with any such recall, withdrawal, field correction, field alert report or comparable report. Amarin or its designee shall make all statements to the media, including press releases and interviews for publication or broadcast. Equateq agrees to make no statement to the media, unless otherwise required by law and in any such event, Equateq shall collaborate with Amarin on the content of any such statement.

(d) Remedies. If any recall, withdrawal, field correction, field alert report or comparable report with respect to any Product is initiated because of Nonconforming API, or due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, or breach of representation or warranty by, Equateq, then Amarin shall, in addition to any other remedies available to it, be entitled to handle the affected Product and charges relating thereto as provided in Sections 6.10 and 6.11 below.

(e) Other Notice. Notwithstanding anything herein, Equateq agrees to notify Amarin as promptly as possible of any incident it becomes aware of pertaining to the Product or API that would require notification to any Governmental Body, including but not limited to, fire, explosion, environmental event, serious injury or physical damage.

6.10 Disposition of Certain API. In the event that (i) any quantity of API is found to be Nonconforming API or (ii) any recall, withdrawal, field correction, field alert report or comparable report or Third Party return of any Product is initiated because of Nonconforming API or due to any negligence, recklessness or wrongful intentional acts or omissions by, or strict liability of, or breach of representation or warranty by, Equateq, then Amarin may, at Amarin’s discretion: [***]. In connection with the destruction of API or Product incorporating the Nonconforming API, Equateq shall be solely responsible for [***]. Equateq shall use best efforts to perform any rework, reprocessing and replacement of affected API on a priority basis, and shall ship such reworked, reprocessed or replacement API as soon as possible.

6.11 Credits/Reimbursement. In the event that Equateq is obligated to Amarin pursuant to Section 6.10, Equateq shall, at Amarin’s discretion, reimburse or credit Amarin for [***]. Amarin shall provide Equateq with such documentation as Equateq may reasonably request to confirm any of the foregoing charges, costs or expenses. If there is outstanding credit to Amarin on the termination of this Agreement, Equateq shall reimburse Amarin for the amount of such credit within [***] after this Agreement is terminated.

Article VII

Regulatory Matters

7.1 Consents. Equateq shall obtain and hold all Consents required for the performance of its obligations under this Agreement. At all times, Equateq shall maintain and comply with all the Consents which may from time to time be required by any Governmental Body having jurisdiction with respect to Equateq’s manufacturing operations and facilities and otherwise to be obtained by Equateq to permit the performance of its then current obligations under this Agreement. Equateq shall bear all expenses incurred in connection with its obligations under this Section 7.1. In the event any Consent held by Equateq relating to the Facility or its ability to manufacture the API in accordance with this Agreement is hereafter suspended or revoked, or Equateq has material restrictions imposed upon it by any Governmental Body affecting the API or the Facility, Equateq shall immediately provide written notification to Amarin identifying such material restrictions, a schedule of compliance and such other information related thereto as is reasonably requested by Amarin. Without limiting the foregoing, Equateq will use best efforts to cooperate with Amarin in a reasonable and timely manner in preparation for pre-approval inspection of API manufacture at the Facility by any Governmental Body.

7.2 Compliance. In carrying out their respective obligations under this Agreement, the Parties shall comply in all respects with cGMPs, Legal Requirements, and the highest industry standards, as applicable to such Party, in effect from time to time.

7.3 Drug Application Documentation. Upon reasonable request from Equateq, Amarin shall provide Equateq with information regarding Drug Applications, or discrete sections thereof, to the extent available and necessary for Equateq, or as reasonably requested by Equateq, to perform its obligations under this Agreement; provided, however, that information provided hereunder shall not be provided or disclosed to any other party without Amarin’s prior consent. In the event that any Governmental Body makes an inquiry of or provides any information to Equateq that is or may be related to a Drug Application, Equateq shall promptly forward such inquiry or information to Amarin.

7.4 DMFs. Equateq shall file and maintain the Drug Master Files for API in jurisdictions designated by Amarin from time to time (the “DMFs”). Amarin shall [***]. Equateq hereby grants to Amarin the right to reference the DMFs and any other filings held in Equateq’s name in any relevant Drug Application or other documentation to the extent such reference is necessary or useful for the approval and maintenance of a Drug Application.

7.5 Regulatory Changes. The Parties will promptly notify each other of any material revisions, amendment of or additions to the DMFs and cGMPs and will confer with each other with respect to the best means to comply with such requirements.

7.6 Regulatory Inspections.

(a) Procedures. If Equateq is notified that API or the portion of the Facility relating to the supply of API will be subject to an inspection by any Governmental Body, Equateq shall:

(i) Immediately advise Amarin’s head of regulatory affairs, or his or her designee, by telephone and facsimile and provide all relevant information known to Equateq regarding such investigation;

(ii) Fully cooperate with and allow any such inspection to the extent required by Legal Requirements;

(iii) To the extent permitted by Legal Requirements, all inquiries related to API, Product, any Drug Application or Amarin’s Confidential Information covered by Article XIII of this Agreement shall be directed to Amarin, and Amarin and its licensees shall have the right to be present at any inspection involving the API;

(iv) Promptly send Amarin a copy of any inspection report observations issued by any Governmental Body related to the manufacture, generation, processing, storage, transportation, distribution, treatment, disposal or other management of API or Third Party Materials as well as responses to any inspection reports prepared in accordance with this Section 7.6; and

(v) Respond to all inspection report observations by any Governmental Body in a timely manner and take all appropriate corrective actions required or recommended by such Governmental Body.

Notwithstanding the foregoing provisions of this Section 7.6(a), nothing shall require Equateq to disclose information to Amarin specifically relating to any other customer of Equateq or those customer’s products to which the inspection relates.

(b) Notification. If any Governmental Body shall take any action which shall require a response or action by Equateq with respect to API, Product, API Specifications, Third Party Materials, the Facility, or any operating procedure affecting the API, Equateq agrees immediately to notify Amarin of the required response or action and, in the case of API, Product and/or API Specifications, shall proceed only with the prior advice and written consent of Amarin, which shall not be unreasonably withheld. Notwithstanding anything contained in this Agreement to the contrary, Equateq shall not initiate or participate in any communications with any Governmental Body concerning the API, Product or the API Specifications unless required to do so by Legal Requirements or requested to do so by Amarin, in each case, only after consultation with Amarin provided that nothing in this Agreement shall delay or risk prejudice to or add cost to Equateq’s compliance with its Legal Requirements.

7.7 Other Regulatory Matters. Equateq shall provide to each Governmental Body and, at Amarin’s request, shall provide to Amarin, all documents and information requested by each such Governmental Body in support of Equateq’s and Amarin’s regulatory filings, including without limitation, all relevant DMFs, except that nothing in this Agreement shall require Equateq to disclose to Amarin the closed section of any DMFs. Copies of all documents to be provided to any Governmental Body shall be provided to Amarin at least [***] Days in advance of delivery to such Governmental Body, if possible, or otherwise as soon as practicable thereafter. Equateq may redact from such deliveries to Amarin any Third Party or Equateq Confidential Information that is not relevant to the API.

Article VIII

Intellectual Property

8.1 Ownership.

(a) Amarin Ownership. Equateq acknowledges and agrees that, as between Amarin and Equateq, Amarin owns all rights in and to the Amarin Intellectual Property, including all Intellectual Property rights in and to the Product, the Drug Applications, the Amarin Data and documentation, specifications and processes associated with the Product, except for the Equateq Intellectual Property.

(b) Equateq Ownership. Amarin acknowledges and agrees that Equateq owns all rights in and to the Equateq Data and Equateq Intellectual Property, including all Intellectual Property in and to the API supplied by Equateq.

(c) For avoidance of doubt, and notwithstanding anything in this Agreement to the contrary, nothing herein shall be construed as preventing Amarin from filing for Intellectual Property protection relating to the Product including, without limitation, combination products involving the Product, inventions relating the package insert or labeling associated with the Product, or new methods of treatment utilizing the Product, and Amarin shall own all such Intellectual Property provided in each case that such protection does not comprise Equateq Intellectual Property or Equateq Data.

8.2 Infringement. Amarin shall promptly notify Equateq of any suspected or threatened infringement, misappropriation or other unauthorized use of Equateq Intellectual Property licensed by Equateq to Amarin under this Agreement that comes to Amarin’s attention. Amarin shall provide to Equateq all information and assistance in relation thereto, including making witnesses available and providing copy documentation, as Equateq shall reasonably request and at Equateq’s cost. Equateq shall have the sole right, but not the obligation, to institute, prosecute and control, at its expense, any action or proceeding against the Third Party infringer of such Equateq Intellectual Property licensed hereunder.

8.3 Data. As between Equateq and Amarin, Amarin shall be and remain the sole and exclusive owner of any and all Amarin Data and Equateq shall be and remain the sole and exclusive owner of any and all Equateq Data. For the avoidance of doubt and subject to limitations in respect of batch records in accordance with Section 9.2, Amarin shall have access to and shall be entitled to use any Equateq Data reasonably necessary for Amarin to comply with all Legal Requirements.

8.4 Amarin License. Equateq hereby grants Amarin a [***] license under the Equateq Intellectual Property to [***] Product using API supplied by Equateq. This license shall terminate upon the later of (i) the expiration or termination of this Agreement or (ii) such time that Amarin is no longer in possession of [***].

Article IX

Information; Access; Audit Rights

9.1 Provision of Information.

(a) Data. Equateq shall provide to Amarin copies (in electronic or hard-copy form, as requested by Amarin) of or access to all Equateq Data and any other information or data generated during the Term of this Agreement as may be requested from time to time by Amarin. Equateq shall provide final reports for batch failures, including recommendation for API disposition for all investigations involving (i) foreign matter or particulate contamination; or (ii) any test results indicating non-compliance with the applicable Drug Applications, cGMP, compendial requirements or the API Specifications.

(b) Annual Report. Equateq shall prepare and provide to Amarin a written annual report no later than each [***] documenting [***]. For the avoidance of doubt, except with respect to access during audits performed pursuant to Section 9.2, nothing in this Agreement shall oblige Equateq to show its batch records to Amarin.

9.2 Audit and Inspection Rights. During the Term of this Agreement and thereafter during any applicable records retention period(s) under Section 9.3, Amarin representatives (collectively, “Audit Representatives”) shall have the right, in Amarin’s discretion but not more than on [***] in any [***], to audit and inspect those portions of the Facility (or the facility of a Third Party Supplier or Subcontractor, as the case may be) used in, and documents and records related to, the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of the API and Third Party Materials. Notwithstanding the foregoing, Amarin may perform additional “for cause” audits during a [***] to the extent Equateq supplies Nonconforming API or in the event of Product complaints or Adverse Events cause by Nonconforming API. Equateq may redact from such documents and Third Party or Equateq Confidential Information that is not relevant to the supply of API to Amarin and specifically Equateq may redact Equateq Confidential Information from batch records and provide view-only access to such redacted records provided that the Audit Representatives can nevertheless reasonably complete such audits to its reasonable satisfaction, and such redaction does not prevent Amarin from compliance with its Legal Requirements. Audit Representatives shall have the right to audit and inspect all inventory of API and Third Party Materials contained at the Facility (or the facility of a Third Party Supplier or Subcontractor, as the case may be). Equateq agrees to cooperate and assist Amarin (and to require any Third Party Supplier or Subcontractor to cooperate and assist Amarin) in connection with any audits or inspections pursuant to this Section 9.2 provided that Equateq shall not be obliged to interrupt its business operations and Amarin shall procure that its Audit Representative shall not disrupt Equateq’s business operations in the conduct of such audits or inspections. Audits or inspections under this Section 9.2 shall occur during business hours and shall be scheduled by Audit Representatives at least [***] in advance; provided, however, that in the event of an Adverse Event or any proposed or actual inspection by the FDA or other Governmental Body (whether of Equateq or a Third Party Supplier or Subcontractor) or other similar event or emergency involving any API or Third Party Materials, Audit Representatives shall have the right at any time, upon written notice to Equateq (or any Third Party Supplier or Subcontractor) of [***], to conduct an audit or inspection of those affected portions of the Facility (or the facility of such Third Party Supplier or Subcontractor, as the case may be) used in the manufacture, generation, storage, testing, treatment, holding, transportation, distribution or other handling or receiving of API and Third Party Materials. Equateq shall have the benefit of equivalent arrangements in any contract with Third Party Suppliers so as to ensure that Audit Representatives have access to Third Party Supplier’s and Subcontractor’s facilities in the manner set forth in this Section 9.2. Without limiting the generality of the foregoing, Amarin or a third party consultant acceptable to both Parties shall have the right to conduct a mock inspection of the Facility and to request potential corrective actions in advance of any regulatory authority’s pre-approval inspection(s) for cGMP compliance. Amarin shall be entitled to review the results of such pre-approval inspection if performed by a third party consultant. Equateq shall promptly take any corrective action reasonably requested by Amarin in connection with this Section 9.2, including corrective action requested as a result of the mock pre-approval inspection.

9.3 Record Retention. Each Party shall maintain, in accordance with and for the period required under the applicable Drug Application, cGMPs, and Legal Requirements, complete and adequate records pertaining to all activities in connection with, and facilities used for, the manufacture, generation, storage, testing, treatment, holding, transportation, distribution, or other handling or receiving of the API or Third Party Materials.

9.4 Amarin Representative. Equateq shall provide reasonable cooperation to any employee or other representative of Amarin in the exercise of Amarin’s audit, inspection and other rights arising under this Agreement.

Article X

Representations and Warranties

10.1 Representations and Warranties of Equateq. Equateq represents and warrants that:

(a) Compliance. The manufacture, generation, processing, distribution, transport, treatment, storage, disposal and other handling of any Third Party Materials and API by Equateq shall be in accordance with and conform to the API Specifications, cGMPs, all Legal Requirements, this Agreement and the Quality Agreement. The API shall comply with the applicable Drug Applications, cGMPs, API Specifications and Legal Requirements; shall be free from defects in materials and workmanship; and shall not be adulterated or misbranded within the meaning of applicable Legal Requirements.

(b) Status; Enforceability. Equateq is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation; the execution, delivery and performance of this Agreement by Equateq has been duly authorized by all requisite corporate action; this Agreement constitutes a legal, valid and binding obligation of Equateq, enforceable against Equateq in accordance with the terms hereof; and the execution, delivery and performance of this Agreement by Equateq will not violate or conflict with any other agreement or instrument to which Equateq is a party.

(c) Ability to Perform under the Agreement. Equateq has allocated and will allocate equipment, production lines, staffing, physical space and other resources sufficient to manufacture the quantities of API required by Amarin pursuant to this Agreement. Equateq shall ensure that the API and the services under this Agreement are performed in a competent, professional, workmanlike and timely manner by qualified personnel in conformance with cGMP, Legal Requirements, the standard of care usually and reasonably expected in the performance of such services, the Quality Agreement, this Agreement and the applicable Purchase Order.

(d) Persons. Equateq has not used, and will not use, in any capacity associated with or related to the manufacture of the API, the services of any Persons who have been, or are in the process of being, (i) debarred under 21 U.S.C. § 335a(a) or (b) or any comparable Legal Requirements, or (ii) excluded from participation in the Medicare program, any state Medicaid program or any other health care program. Furthermore, neither Equateq nor any of its officers, employees, or consultants has been convicted of an offense under (x) either a federal or state law that is cited in 21 U.S.C. § 335(a) as a ground for debarment, denial of approval or suspension, (y) any other law cited in any comparable Legal Requirements as a ground for debarment, denial of approval or suspension. Equateq shall notify Amarin immediately upon learning of any circumstance that would cause this certification under this Section 10.1(d) to become false or inaccurate.

(e) Regulatory Consents. Equateq has all Consents necessary to perform its obligations hereunder and to manufacture the API.

(f) Maintenance of Facility. During the Term of this Agreement, Equateq shall maintain the Facility, the equipment used to manufacture the API, Equateq Intellectual Property, and any applicable contracts necessary to manufacture the API in accordance with the API Specifications, Legal Requirements, cGMPs, the Quality Agreement and Equateq’s standard operating procedures.

(h) Negative Pledge. Equateq shall not pledge or otherwise transfer, without Amarin’s prior written consent, any work-in-process or finished goods inventory of API for supply to Amarin, other than to Amarin as expressly provided in this Agreement. The transfer of the API by Equateq to Amarin is and shall be rightful and free and clear of any liens or encumbrances.

(i) Security Measures. Equateq shall maintain reasonable security policies at the Facility and shall use commercially reasonable efforts to have security measures in place to protect the integrity of the API, Third Party Materials, Data and works-in-process at the Facility.

(j) Non-infringement. To Equateq’s best knowledge, Equateq’s performance of its obligations under this Agreement will not infringe upon, nor cause Amarin’s use of the API to infringe upon, the Intellectual Property rights of any Third Party.

10.2 Representations and Warranties of Amarin. Amarin represents and warrants that:

(a) it is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation; the execution, delivery and performance of this Agreement by Amarin has been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of Amarin, enforceable against Amarin in accordance with the terms hereof; and the execution, delivery and performance of this Agreement by Amarin will not violate or conflict with any other agreement or instrument to which Amarin is a party;

(b) to Amarin’s best knowledge Equateq’s performance of its obligations under this Agreement and Amarin’s manufacture, distribution, sale or other supply of the Product incorporating the API will not infringe upon the Intellectual Property rights of any Third Party.

10.3 Disclaimer. OTHER THAN AS EXPRESSLY PROVIDED FOR IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AND THE PARTIES EXPRESSLY DISCLAIM ALL IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NONINFRINGEMENT.

Article XI

Liability and Indemnification

11.1 Indemnity by Equateq. Equateq shall defend, indemnify, and hold harmless Amarin and Amarin’s Affiliates and licensees and distributors and its and their respective directors, officers, employees and agents from and against all Losses to the extent arising out of or resulting from (a) any breach, nonperformance or failure to comply with any of Equateq’s covenants, agreements, obligations, representations or warranties under this Agreement or the terms of this Agreement; (b) negligence, recklessness, gross negligence or wrongful intentional acts or omissions by, or strict liability of, Equateq or Equateq Affiliates, their respective directors, officers, employees, agents or Subcontractors; or (c) Equateq Intellectual Property infringing upon the intellectual property or proprietary rights of any Third Party within Europe or North America.

11.2 Indemnity by Amarin. Amarin shall defend, indemnify, and hold harmless Equateq and Equateq’s Third Party Suppliers, Subcontractors, Affiliates and its and their respective directors, officers, employees and agents from and against all Losses to the extent arising out of or resulting from (a) any breach, nonperformance or failure to comply with any of Amarin’s covenants, agreements, obligations, representations or warranties under this Agreement or the terms of this Agreement; or (b) negligence, recklessness, gross negligence or wrongful intentional acts or omissions by, or strict liability of, Amarin or Amarin Affiliates, their respective directors, officers, employees, agents or contractors; or (c) Amarin Intellectual Property infringing upon the intellectual property or proprietary rights of any Third Party within Europe or North America.

11.3 Procedures. Any person that may be entitled to indemnification under this Agreement (an “Indemnified Party”) shall give written notice to the Person obligated to indemnify it (an “Indemnifying Party”) with reasonable promptness upon becoming aware of any claim or other facts upon which a claim for indemnification will be based. The notice shall set forth such information with respect thereto as is then reasonably available to the Indemnified Party. The Indemnifying Party shall have the right to undertake the defense of any such claim with counsel reasonably satisfactory to the Indemnified Party and the Indemnified Party shall cooperate in such defense and make available all records, materials and witnesses reasonably requested by the Indemnifying Party at the Indemnifying Party’s expense. If the Indemnifying Party shall have assumed the defense of the claim with counsel reasonably satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. The Indemnifying Party shall not be liable for any claim settled without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall obtain the written consent of the Indemnified Party, which shall not be unreasonably withheld, prior to ceasing to defend, settling or otherwise disposing of any claim if as a result thereof the Indemnified Party would become subject to injunctive or other equitable relief or if the Indemnified Party may reasonably object to such disposition of such claim based on a continuing adverse effect on the Indemnified Party.

11.4 Limitation. Except for liability for fraud, gross negligence, willful misconduct or for any liability which cannot be excluded by law, each Party’s liability whether in respect of Losses or otherwise under or pursuant to this Agreement and whether in contract, negligence or howsoever arising shall be limited per occurrence and in aggregate to an amount equal to, (i) for causes of action accruing prior to the completion of the purchase of the Second Minimum Purchase Requirement, [***], and (ii) for causes of action accruing after the completion of purchase of the Second Minimum Purchase Requirement, the greater of (A) [***] and (B) [***].

11.5 No Special Damages. Notwithstanding anything to the contrary contained herein, except as expressly set forth herein and with respect to breaches of confidentiality obligations, fraud, gross negligence, willful misconduct, and indemnification obligations related to Third Party claims, the Parties shall not be liable to each other for any special, indirect, incidental or consequential damages (including for lost profits).

Article XII

Insurance

12.1 Coverage Requirements. Equateq shall maintain in full force and effect during the Term of this Agreement and for a period of [***] after expiration or termination of this Agreement, worker’s compensation, property, general liability, and product liability insurance coverage in such amounts and with such scope of coverages as are adequate to cover Equateq’s obligations under this Agreement and as are customary in the industry for companies of like size and activities and taking into account the nature of the API to be manufactured under this Agreement. Without limiting any of the foregoing, (i) Equateq’s product liability insurance coverage limits shall be no less than [***] per occurrence and in the aggregate; (ii) such insurance shall include coverage for [***]; and (iii) such policy(ies) shall include [***]. Equateq shall name Amarin as an additional insured upon any of its insurance polices required by this Section 12.1. Equateq shall provide evidence of such insurance to Amarin and ensure that Amarin will receive no less than [***] notice of any cancellation, non-renewal or material change in the policy(ies).

Article XIII

Confidentiality

13.1 Definition of “Amarin Confidential Information”. As used herein, the term “Amarin Confidential Information” shall mean all confidential business and technical communications, documents and other information, whether in written, oral or other form, which Amarin or an Amarin Affiliate furnishes or discloses to Equateq or which Equateq otherwise learns in connection with the negotiation or performance of this Agreement (whether relating to Amarin, an Amarin Affiliate or any Third Party for which Amarin has an obligation of confidentiality), including the API Specifications and the terms of this Agreement and any information disclosed prior to the Effective Date. Equateq represents and warrants that prior to the Effective Date, it has not used or disclosed to any Third Party any Amarin Confidential Information, except as would be permitted hereunder.

13.2 Definition of “Equateq Confidential Information”. As used herein, the term “Equateq Confidential Information” shall mean (i) all confidential business information, and (ii) technical communications, documents or other information, in each case not constituting Amarin Intellectual Property or Amarin Data, whether in written, oral or other form, of Equateq or a Equateq Affiliate that are disclosed to Amarin by Equateq or a Equateq Affiliate or Amarin otherwise learns in connection with the negotiation or performance of this Agreement. Amarin agrees that the provisions of this Agreement shall apply to all Equateq Confidential Information disclosed by Equateq or any Equateq Affiliate or learned by Amarin prior to the Effective Date.

13.3 Treatment of Confidential Information. Both during the Term of this Agreement and thereafter, Amarin Confidential Information and Equateq Confidential Information (collectively for this Section 13.3 “Confidential Information”) shall be treated in accordance with the requirements of this Article XIII.

(a) Nondisclosure and Non-Use. A Party receiving Confidential Information of the other Party shall (i) maintain in confidence such Confidential Information to the same extent such Party maintains its own proprietary information of similar kind and value (but at a minimum each Party shall use commercially reasonable efforts to maintain Confidential Information in confidence); (ii) not disclose such Confidential Information to any Third Party without prior written consent of the disclosing Party, except, in the case of Equateq, for disclosures as necessary to Third Party Suppliers and Subcontractors and, in the case of Amarin, for disclosures to Amarin’s licensees and commercial partners for the Product and in all such cases who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article XIII; and (iii) not use such Confidential Information for any purpose except those purposes permitted by this Agreement.

(b) Exceptions. Notwithstanding any other provision of this Agreement, the receiving Party may disclose Confidential Information of the disclosing Party to a Third Party: (i) to the extent and to the Persons as required by an applicable law, rule, regulation, legal process or court order, or an applicable disclosure requirement of any Governmental Body, the U.S. Securities and Exchange Commission, the Nasdaq market or any other securities exchange or market; or (ii) to the extent necessary to exercise the rights granted to the receiving Party under this Agreement in filing or prosecuting patent applications, prosecuting or defending litigation or otherwise establishing rights or enforcing obligations under this Agreement, or conducting clinical trials or seeking regulatory approval of the Product; provided, however, that the receiving Party shall first have given prompt notice to the disclosing Party to enable the disclosing Party to seek any available exemptions from or limitations on any applicable disclosure requirement and shall reasonably cooperate in such efforts by the disclosing Party. Without prejudice to the protection of Equateq Confidential Information, Equateq shall reasonably cooperate with Amarin in providing prospective commercial partners with access to the Facility during normal business hours and allowing the prospective partners to perform reasonable due diligence related to the manufacture and supply of API hereunder.

(c) Terms of Agreement. The Parties agree that the existence of and the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 13.3(c) (in lieu of the authorized disclosure provisions set forth in Section 13.3(b), to the extent of any conflict) and without limiting the generality of the definition of Confidential Information set forth in Sections 13.1 and 13.2. If either Party desires to make a public announcement concerning this Agreement or the terms hereof, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval. A Party shall not be required to seek the permission of the other Party to repeat any information as to the existence and terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party. Equateq may disclose terms of this Agreement as may be reasonably necessary to Third Party Suppliers and Subcontractors for compliance with its obligations and either Party may disclose the terms of this Agreement to such Party’s existing investors, directors and professional advisors and to potential investors, acquirors or merger partners and their professional advisors and in all such cases who are bound by written or professional obligations of non-disclosure and non-use that are at least as stringent as those contained in this Article XIII or are customary for such purpose. Equateq acknowledges that Amarin or its Affiliates may be obligated to file a copy of this Agreement with the SEC with its next quarterly report on Form 10-Q, annual report on Form 10-K or current report on Form 8-K or with any registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, and Amarin shall be entitled to make such filings.

13.4 Excluded Information. Notwithstanding any provision herein to the contrary, the requirements of this Article XIII shall not apply to any information of either Party which:

(a) at the time of disclosure hereunder is generally available to the public;

(b) after disclosure hereunder becomes generally available to the public, except through breach of this Article XIII by the receiving Party or its Affiliates;

(c) was not acquired directly or indirectly from the disclosing Party or its Affiliates and which the receiving Party lawfully had in its possession prior to disclosure by the disclosing Party without confidentiality, nondisclosure and nonuse obligations;

(d) is independently developed by employees or agents of the receiving Party without the use of the Confidential Information of the disclosing Party; or

(e) becomes available to the receiving Party from a Third Party that is not legally prohibited from disclosing such Confidential Information, provided such information was not acquired by such Third Party directly or indirectly from the disclosing Party or its Affiliates.

13.5 Return of Confidential Information. At any time upon the request of the other Party, to the extent such Confidential Information is not reasonably necessary to enable a Party to perform its obligations under this Agreement, or upon expiration or termination of this Agreement, the Party receiving Confidential Information will cease its use and, upon request, within [***] either return or destroy (and certify as to such destruction) all Confidential Information of the other Party, including any copies or other embodiments thereof, except that the receiving Party may retain a copy for archive purposes. The return and/or destruction of such Confidential Information as provided above shall not relieve the receiving Party of its other obligations under this Article XIII.

Article XIV

Force Majeure Event

14.1 General. Neither Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to a Force Majeure Event, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, a “Force Majeure Event” is defined as: acts of God; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; failure of public utilities and similar events which are beyond the reasonable control of the Party affected. For the avoidance of doubt, the failure of Equateq to timely perform any of its obligations hereunder due to an order, injunction or any other action by a Governmental Body shall not constitute a Force Majeure Event. In the event of a Force Majeure Event, Amarin or Equateq, as the case may be, shall immediately notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any Force Majeure Event.

14.2 Termination Due to Event of Force Majeure; Transition. If as a result of the conditions referred to in Section 14.1, Equateq is unable to fully perform its obligations for a period of [***], Amarin shall have the right to terminate this Agreement upon [***] prior notice to Equateq.

Article XV

Term; Termination; Remedies

15.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated by either Party in accordance with this Article XV, will continue until the eighth (8th) anniversary of the Effective Date (the “Initial Term”). Commencing no later than one (1) year prior to the expiration of the Initial Term, the Parties shall negotiate in good faith renewal term(s) of the Agreement. The Initial Term together with any renewal term(s) is the “Term.”

15.2 Termination for Breach. This Agreement may be terminated by either Party in the event of the material breach by the other Party of the terms and conditions hereof and any infringement by one Party of the Intellectual Property of the other Party shall be considered a material breach; provided, however, the other Party shall first give to the breaching Party written notice of the proposed termination or cancellation of this Agreement, specifying the grounds therefore. Upon receipt of such notice, the breaching Party shall have sixty (60) Days to respond by curing such breach. If the breaching Party does not cure such breach within such cure period, then (a) if Amarin is the breaching Party, Equateq shall (i) have the right to terminate this Agreement in whole or in part and (ii) as its sole remedy, subject to Section 15.7, require Amarin to purchase any quantity of API that is the subject of a Purchase Order submitted by Amarin prior to such termination and other quantities set forth in the binding portion of a [***] Forecast (but not other quantities forecasted in a [***] Forecast or the Technical Batches, the Registration/Stability Batches, the Commercial Validation Batches or the Minimum Purchase Requirements); or (b) if Equateq is the breaching Party, Amarin (i) shall have the right to terminate this Agreement, in whole or in part, and as its sole remedy, subject to section 15.8, (ii) Equateq shall pay to Amarin the price payable in excess of the API Price in engaging a Secondary Supplier to supply API not supplied by Equateq prior to the effective date of termination which API is the subject of a Purchase Order submitted by Amarin prior to such termination and other such quantities set forth in the binding portion of the [***] Forecast (but not other quantities forecasted in a [***] Forecast or the Technical Batches, the Registration/Stability Batches, the Commercial Validation Batches or the Minimum Purchase Requirements).

15.3 Insolvency; Bankruptcy. To the extent permitted by Legal Requirements, each Party will have the right to terminate this Agreement immediately upon notice to the other Party, if any of the following occurs: (i) such other Party is declared bankrupt or insolvent, (ii) there is an assignment for the benefit of such other Party’s creditors, (iii) a receiver is appointed or there is a voluntary or involuntary petition filed or an action or proceeding commenced for bankruptcy, reorganization, dissolution or winding up of such other Party that is not dismissed within sixty (60) Days, or (iv) there is a foreclosure or sale of a material part of such other Party’s assets by or for the benefit of any creditor or governmental agency.

15.4 Discontinuance or Suspension of Product Program. Amarin may terminate this Agreement upon thirty (30) Days written notice to Equateq if Amarin, in its sole and absolute discretion, (i) discontinues or indefinitely suspends the development and/or commercialization of the Product, or (ii) determines that the Regulatory Approval will not be approved by the FDA. Upon the termination of this Agreement pursuant to this Section 15.4:

(a) if such termination is prior to Amarin having delivered to Equateq one or more Purchase Orders for the binding portion of a [***] Forecast after the Commercial Launch Forecast pursuant to Sections 3.4 and 3.5 then Amarin shall as its sole obligation [***] provided, however, that Equateq shall use commercially reasonable efforts to [***]; and

(b) if such termination is after delivery of any such Purchase Order as referred to in (a) above, then as its sole obligation Amarin shall [***].

For avoidance of doubt, if Amarin terminates this Agreement pursuant to this Section 15.4, Amarin shall have no obligation to purchase the quantities set forth in any Purchase Orders, quantities set forth in any binding portion of a [***] Forecast, the Technical Batches, the Registration/Stability Batches, the Commercial Validation Batches or the Minimum Purchase Requirements.

15.5 Termination by Amarin. Without limiting any other Section of this Article XV, Amarin may terminate this Agreement upon written notice to Equateq upon the occurrence of any of the following events:

(a) Failure to Validate Expanded Manufacturing Process. Equateq fails to substantially complete the validation of the Expanded Manufacturing Process prior to [***] months after the Effective Date and provided that Equateq fails to complete or has no reasonable prospect of completing the said validation within [***] Days following notice from Amarin of its intention to terminate.

(b) Failure to Achieve Acceptance of Pre-Approval Inspection. Equateq receives at any time correspondence from FDA indicating that the Facility or facility of a Third Party Supplier is not approved for the manufacture of API and Equateq is unable to provide a written strategy and plan to and does in fact remove or otherwise address the FDA’s objections within [***] days.

(c) Failure to Supply Unrelated to Force Majeure. In the event of the continued failure of Equateq to ship API to Amarin for reasons not associated with a Force Majeure Event, Amarin shall have the right to terminate this Agreement upon [***] Days prior written notice to Equateq. “Continued” for purposes of determining a continued failure to supply shall be a failure to ship at least [***] of the API required to be shipped over a [***].

(d) Supply of Nonconforming API.

(i)	Equateq ships Nonconforming API intended to be incorporated into Product for commercial sale pursuant to [***] or more Purchase Orders in any [***] period, but for the avoidance of doubt excluding any API supplied pursuant to Section 3.2 or Section 4.1(e); or

(ii)	Equateq ships Nonconforming API intended to be incorporated into Product for commercial sale pursuant to [***] or more Purchase Orders in each of [***] during the Term, but for the avoidance of doubt excluding any API supplied pursuant to Section 3.2 or Section 4.1(e).

(e) Late Delivery. Equateq ships API intended to be incorporated into Product for commercial sale pursuant to [***] or more Purchase Orders more than [***] Days after the applicable Shipment Date during any [***] period.

(f) Failure to Obtain or Maintain Consents. Equateq fails to obtain, maintain and comply in all material respects with all Consents required for the performance of its obligations under this Agreement.

(g) Change of Control. A Change in Control of Equateq with an Amarin Competitor and provided Amarin gives notice of its termination hereunder within sixty (60) days of receiving written notice of such Change in Control.

15.6 Termination by Equateq. Without limiting any other Section of this Article XV, Equateq may terminate this Agreement upon written notice to Amarin in the event that:

(a) Amarin does not receive Regulatory Approval for the Product on or before [***]; or

(b) [***].

15.7 Effect of Termination by Equateq. If Equateq terminates this Agreement pursuant to Sections 15.2, 15.3 or 15.6:

(a) prior to Amarin having delivered to Equateq [***] then, as Equateq’s sole remedy, Amarin shall [***] provided, however, that [***]; and

(b) after delivery of any such [***] as referred to in (a) above, then as its sole obligation Amarin shall [***].

15.8 Effect of Termination by Amarin. In the event Amarin terminates this Agreement pursuant to Sections 14.2, 15.2, 15.3 or 15.5, (i) Amarin shall [***]; and [***] as its sole obligation in relation to termination by Amarin pursuant to Sections 15.2, 15.3 or 15.5, Equateq shall pay to Amarin [***].

15.9 For the avoidance of doubt, nothing in this Article XV shall be construed as limiting (i) either Party’s rights or obligations which are expressed to survive termination of this Agreement, and (ii) either Party’s indemnification rights set forth in Article XI related to Third Party claims.

Article XVI

Miscellaneous

16.1 Notices. In addition to the other specific procedures for notification provided herein, all notices, demands, requests and other communications made hereunder shall be in writing and shall be given by personal delivery or by facsimile or by electronic mail or by internationally recognized overnight courier (with charges prepaid) and shall be deemed to have been given or made: (i) if personally delivered, on the Day of such delivery; (ii) if sent by facsimile or by electronic mail, on the Day it is sent or, if not sent on a business day, the next business day; or (iii) if sent by overnight courier, on the business day following the date deposited with such overnight courier service, in each case pending the designation of another address, addressed as follows:

If to Amarin:

Amarin Pharmaceuticals Ireland Ltd.

c/o Byrne Wallace; Attention: [***]

2 Grand Canal Square

Dublin 2

Ireland

Telephone +353 1 691 5000

Fax +353 1 691 5010

Email:

and

Amarin Pharmaceuticals Ireland Ltd.

c/o Amarin Pharma, Inc.

Mystic Packer Building, Suite 300

12 Roosevelt Avenue

Mystic, CT 06355

USA

Attention: Vice President, Corporate Development

Telephone: +1 860-572-4979

Fax: +1 860-572-4940

Email:

With a copy (which shall not constitute notice) to:

Dan L. O’Korn

Smith, Anderson, Blount, Dorsett, Mitchell

& Jernigan, L.L.P.

2500 Wachovia Capitol Center

P.O. Box 2611

Raleigh, North Carolina 27602-2611

Facsimile: (919) 821-6800

Email: [***]

If to Equateq:

Equateq Limited

Suite 10 Redan House

27 Redan Place, London, W2 4SA

Attention:	Adam Kelliher
Facsimile:	+44-20-7727-0517
Email:	[***]

With a copy (which shall not constitute notice) to:

Equateq Limited

Breasclete, Callanish,

Isle of Lewis, HS2 9ED, Scotland

Attention:	Annie MacLeod
Facsimile:	+44-1851-621-222
Email:	[***]

16.2 Independent Contractors. Each Party shall be treated as an independent contractor of the other. Neither Party shall be deemed to be a co-venturer, partner, employee or a legal representative of the other Party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party or incur any charges or expenses for or in the name of the other Party.

16.3 Entire Understanding. The Parties agree, on their own and their respective Affiliates’ behalf, that this Agreement, including Schedules hereto, and any other document identified herein, constitutes the entire agreement between the Parties and their Affiliates relating to the subject matter hereof, and all prior agreements or arrangements, written or oral, between the Parties and their Affiliates relating to the subject matter hereof are hereby superseded and merged with this Agreement.

16.4 Assignment. This Agreement will be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party shall delegate, transfer, convey, assign or pledge this Agreement, in whole or in part, or any of its rights or obligations under this Agreement, without the prior written consent of the other Party in each instance, and any such action without consent shall be void and have no effect. For the avoidance of doubt a Change of Control of Amarin shall not affect Amarin’s or its successor in interest’s obligations, as applicable, under or in connection with this Agreement. A Change of Control of Equateq with an Amarin Competitor shall be deemed to be an assignment of this Agreement and such assignment shall be subject to Amarin’s consent.

16.5 Dispute Resolution. If the Parties fail to resolve any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement (other than one relating to the validity, enforceability, infringement or misappropriation of Intellectual Property rights, which shall not be subject to this Section 16.5), the Parties shall refer the dispute, to their respective officers designated below or such other officers as the Parties may designate in writing from time to time, for attempted resolution by good faith negotiations within [***] after so submitting the dispute. The designated officers are as follows:

For Amarin:	President (or designee)
c/o Amarin Pharma, Inc.
Mystic Packer Building, Suite 300
12 Roosevelt Avenue, 3rd Floor
Mystic, CT 06355
USA
Attention: President
Telephone: +1 860-572-4979
Fax: +1 860-572-4940

For Equateq:	Managing Director
c/o Equateq Limited
Suite 10 Redan House
27 Redan Place, London, W2 4SA
	Attention:	Managing Director
	Facsimile:	+44-20-7727-0517
	Email:	[***]

If such dispute is not resolved by the end of the [***] period, the Parties shall be free to pursue any legal or equitable remedy available to them. Each Party will bear its own attorneys’ fees and other costs and expenses incurred pursuant to this Section 16.5. For avoidance of doubt, the foregoing shall not prohibit or delay a Party from seeking appropriate injunctive or other equitable relief.

16.6 Subcontractors. Equateq may utilize Subcontractors with appropriate expertise and experience in the performance of its obligations under this Agreement; provided, however, that Amarin must give its written approval in each instance prior to the use of Subcontractors by Equateq and may require Subcontractors to agree to conditions consistent with those contained herein. Nothing in this Section 16.6 shall relieve Equateq from any obligation under this Agreement.

16.7 Amendment. This Agreement, including any Schedule hereto, may not be amended or modified in any manner except by an instrument in writing signed by a duly authorized officer of each Party.

16.8 Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity or enforceability of the remainder of this Agreement, and the invalid or unenforceable provision shall be fully severed from this Agreement and there shall automatically be added in lieu thereof a provision as similar in terms and intent to such severed provision as may be legal, valid and enforceable.

16.9 Waiver. Any failure of a Party to comply with any obligation, covenant, agreement or condition herein contained may be expressly waived, in writing only, by the other Party hereto and such waiver shall be effective only in the specific instance and for the specific purpose for which made or given.

16.10 Survival. Articles I (to the extent required to enforce other surviving rights or obligations), VIII, IX, X, XI, XII, XIII, XV, XVI and Sections 2.3, 4.2, 4.3, 6.1(b), 6.3 to 6.11 (inclusive), 7.4, 7.6, 7.7 and any other provision which by its terms specifically shall so state, together with any obligations accrued hereunder at the time of termination or expiration, shall survive the termination or expiration of this Agreement.

16.11 Drafting Ambiguities. Each Party to this Agreement and its counsel have reviewed and revised this Agreement. The rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement or any amendment or Schedules hereto.

16.12 Headings; Schedules; Counterparts.

(a) Headings. The headings of the Sections of this Agreement are for reference purposes only, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

(b) Schedules. All Schedules and Exhibits delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. In the event that any Schedule conflicts with any of the terms or provisions of this Agreement, the terms and provisions of this Agreement shall prevail.

(c) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall be treated as original signatures.

16.13 Governing Law. This Agreement and all matters arising out of or relating to this Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York, USA, without regard to principles of conflicts of law, and the Parties hereby irrevocably consent to the exclusive jurisdiction of the state and federal courts of the State of New York, USA. Each of the Parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by Legal Requirements, any claim that (i) such Party is not personally subject to the jurisdiction of such courts, (ii) such Party and such Party’s property is immune from any legal process issued by such courts or (iii) any litigation or other proceeding commenced in such courts is brought in an inconvenient forum. The Parties agree that the provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply.

16.14 Remedies. None of the remedies set forth in this Agreement are intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity or in any other agreement between the Parties.

16.15 Injunctive Relief. In the event that either Equateq or Amarin breaches or threatens to breach any provision of Article VIII or Article XIII of this Agreement, the Parties agree that irreparable harm to the other Party should be presumed and the damages to such Party would probably be very difficult to ascertain and would be inadequate. Accordingly, in the event of such circumstances, each of Equateq and Amarin agree that, in addition to any other right and remedies available at law or in equity, the other Party shall have the right to seek injunctive relief from any court of competent jurisdiction.

16.16 Standard Forms. In all communications, Amarin and Equateq may employ their standard forms, but nothing in those forms shall be construed to be in addition to or modify or amend the terms and conditions of this Agreement, and in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

16.17 Further Assurances. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

16.18 Counterparts. This Agreement may be executed in two counterparts and by facsimile or PDF signature, each of which shall be deemed an original and which together shall constitute one instrument.

16.19 English Language. The English language version of this Agreement will be controlling on the Parties. All information, documents, reports, notices, writings and communications to be provided by one Party to the other Party hereunder will be provided in the English language.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first written above.

AMARIN PHARMACEUTICALS IRELAND LTD.

By:	/s/ Thomas G. Lynch
Name:	Thomas G. Lynch
Title:

EQUATEQ LIMITED

By:	/s/ Adam Kelliher
Name:	Adam Kelliher
Title:	CEO

SCHEDULE 2.1

DRAFT DEVELOPMENT PLAN

(to be formalized within [***] from the Effective Date)

[***]

SCHEDULE 2.2

SUMMARY EXPANSION PLAN

[***]

SCHEDULE 3.7

AMARIN COMPETITORS

[***]

SCHEDULE 4.1(d)(vi)

API PRICE ADJUSTMENT METHODOLOGY

[***]

SCHEDULE 5.1

API SPECIFICATIONS

[***]

SCHEDULE 6.2

CERTIFICATE OF ANALYSIS

[***]